UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2022, Predictive Oncology Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with several institutional and accredited investors pursuant to which the Company agreed to issue and sell in a registered direct offering (the “First Offering”) an aggregate of 3,837,280 shares of its common stock, at a purchase price of $0.60 per share. Pursuant to the securities purchase agreement, in a concurrent private placement, the Company also agreed to issue to these purchasers unregistered warrants to purchase up to an aggregate of 3,837,280 shares of common stock (the “Warrants”). The Warrants have an exercise price equal to $0.70 per share, will become exercisable six months from the date of issuance, and will expire five and one-half years from the date of issuance.

In addition, in a concurrent registered direct offering (the “Second Offering”), on May 16, 2022, the Company entered into a securities purchase agreement with several institutional and accredited investors pursuant to which the Company agreed to issue and sell an aggregate of 8,162,720 shares of its common stock, at a purchase price of $0.60 per share. The Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with each of the purchasers in the Second Offering. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants to purchase up to 16,325,435 shares of common stock that were previously issued in 2020 and 2021 to those purchasers, with exercise prices ranging from $1.00 to $2.00 per share (the “Existing Warrants”), in consideration for their purchase of approximately $4.9 million of common stock in the Second Offering, as follows: (i) lower the exercise price of the Existing Warrants to $0.70 per share, (ii) provide that the Existing Warrants, as amended, will not be exercisable until six months following the closing date of the Second Offering, and (iii) extend the original expiration date of the Existing Warrants by five and one-half years following the close of the Second Offering. Each Warrant Amendment Agreement is subject to the consummation of the Second Offering and the purchaser’s satisfaction of its purchase commitment thereunder.

The shares of common stock are being offered and sold in the First Offering and the Second Offering (together, the “Offerings”) pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-255582), which was initially filed with the Securities and Exchange Commission (“SEC”) on April 28, 2021, and declared effective on May 5, 2021, and prospectus supplements each dated May 18, 2022.

The closings of the Offerings are expected to occur on or about May 18, 2022, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Offerings are expected to be approximately $7.2 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offerings for working capital purposes.

Pursuant to an Engagement Letter (the “Engagement Letter”), H.C. Wainwright & Co., LLC, or the placement agent, acted as the exclusive placement agent for the Offerings. The Company agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds received in the Offerings and, upon any exercise of the Warrants issued in the concurrent private placement for cash, a cash fee equal to 7.5% of the aggregate gross proceeds from the exercise of the Warrants. The Company also agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds received in the Offerings, $65,000 for non-accountable expenses and $15,950 for closing costs. In addition, the Company will issue to the placement agent or its designees warrants to purchase up to an aggregate of 900,000 shares of its common stock (“the “Placement Agent Warrants”), representing 7.5% of the total number of shares of common stock sold in the Offerings. The Placement Agent Warrants will have an exercise price equal to 125% of the offering price per share in the Offerings, or $0.75, and will become exercisable six months following the date of issuance and expire five years after the date of issuance.

The foregoing descriptions of the Engagement Letter, form of Warrant, form of Placement Agent Warrant, form of Warrant Amendment Agreement, and forms of the two securities purchase agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Engagement Letter, form of Warrant, form of Placement Agent Warrant, form of Warrant Amendment Agreement, and forms of the two securities purchase agreements, which are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, and incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the shares of common stock being issued in the Offerings is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the Placement Agent Warrants is incorporated herein by reference.

The Warrants and the Placement Agent Warrants, and the shares of common stock issuable pursuant to the Warrants and the Placement Agent Warrants, are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Warrants and the Placement Agent Warrants, and the shares underlying the Warrants and the Placement Agent Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Item 8.01 Other Events

On May 16, 2022, the Company issued a press release announcing the Offerings. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Engagement Letter with H.C. Wainwright & Co., dated May 9, 2022
4.1	Form of Investor Warrant
4.2	Form of Placement Agent Warrant
4.3	Form of Warrant Amendment Agreement
5.1	Opinion of Maslon LLP
10.1	Securities Purchase Agreement (First Offering)
10.2	Securities Purchase Agreement (Second Offering)
23.1	Consent of Maslon LLP (contained in Exhibit 5.1).
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: May 18, 2022